Exhibit 99.1

Company Contacts:	Investor Contacts:
Nuvectra Corporation	The Ruth Group

Walter Berger, Chief Operating Officer and Chief Financial Officer	Nick Laudico
(214) 474-3102	(646) 536-7030
wberger@nuvectramed.com	nlaudico@theruthgroup.com

Jennifer Armstrong, Media Relations	Zack Kubow
(214) 474-3110	(646) 536-7020
jarmstrong@nuvectramed.com	zkubow@theruthgroup.com

Nuvectra™ Reports First Quarter 2017 Financial Results

Plano, Texas, May 9, 2017 – Nuvectra Corporation (NASDAQ: NVTR), a neurostimulation medical device company, announced today financial results for the first quarter ended March 31, 2017.

Highlights

●	Record total revenues of $5.0 million, including total Algovita sales of $3.4 million

●	U.S. commercial team building momentum with new and existing customers

●	Remain on track with the Virtis U.S. and European regulatory approval timelines

Scott Drees, CEO, said, “We continued to progress on all of our key initiatives during the first quarter. Total Algovita revenue grew 68% sequentially from the fourth quarter, demonstrating the ramping productivity of our commercial team and their ability to secure new accounts while also driving deeper account penetration. In the first quarter, we also completed our FDA regulatory submissions for the Virtis Sacral Nerve Stimulation System. We remain on track to enter the large, fast-growing, and underserved SNS market in Europe by the end of the year and in the U.S. in the second half of 2018.”

First Quarter Financial Results

Total revenue in the first quarter of 2017 was $5.0 million, a 144.4% increase from $2.1 million in the first quarter of 2016. Gross profit in the first quarter of 2017 was $2.6 million, or 52.2% gross margin, an increase from $1.0 million, or 48.8% gross margin, in the first quarter of 2016.

Operating expenses in the first quarter of 2017 were $15.2 million, an 87.6% increase from $8.1 million in the first quarter of 2016. The increase reflects investments in the Company’s sales and marketing team, along with higher headcount and other costs related to becoming a public company.

Net loss for the first quarter of 2017 was $(13.1) million or $(1.27) per share, compared with a net loss of $(7.1) million, or $(0.70) per share, for the first quarter of 2016.

Total cash and cash equivalents were $48.1 million as of March 31, 2017.

Conference Call Information

Nuvectra will hold a conference call on Tuesday, May 9, 2017 at 4:30pm ET to discuss the results. The dial in numbers are (844) 882-7830 for domestic callers and (574) 990-9704 for international callers. The conference ID is 9040428. A live webcast of the conference call will be available on the investor relations section of the Company’s website at http://investors.nuvectramed.com/.

A replay of the call will be available starting on May 9, 2017 through May 16, 2017. To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and enter access code 9040428. The webcast will be available in the investor relations section of the Company’s website for 90 days following the completion of the call.

About Nuvectra Corporation

Nuvectra™ is a neurostimulation company committed to helping physicians improve the lives of people with chronic neurological conditions. The Algovita Spinal Cord Stimulation (SCS) System is our first commercial offering and is CE marked and FDA approved for the treatment of chronic pain of the trunk and/or limbs. Our innovative technology platform also has capabilities under development to support other neurological indications such as sacral nerve stimulation (SNS), and deep brain stimulation (DBS). In addition, our NeuroNexus subsidiary designs, manufactures and markets leading-edge neural-interface technologies for the neuroscience clinical research market. Visit the Nuvectra website at www.nuvectramed.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made.  Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) our ability to successfully commercialize Algovita and to develop, complete and commercialize enhancements or improvements to Algovita; (ii) our ability to successfully compete with our current SCS competitors and the ability of our U.S. sales representatives to successfully establish market share and acceptance of Algovita, (iii) the uncertainty of obtaining regulatory approvals in the United States and Europe for our Virtis SNS system, (iv) our ability to successfully launch and commercialize the Virtis SNS system if it receives regulatory approval (v) our ability to demonstrate the features, perceived benefits and capabilities of Algovita to physicians and patients in competition with similar products already well established and sold in the SCS market; (vi) our ability to anticipate and satisfy customer needs and preferences and to develop, introduce and commercialize new products or advancements and improvements to Algovita in order to successfully meet our customers’ expectations; (vii) the outcome of our development plans for our neurostimulation technology platform, including our ability to identify additional indications or conditions for which we may develop neurostimulation medical devices or therapies and seek regulatory approval thereof; (viii) our ability to identify business development and growth opportunities and to successfully execute on our strategy, including our ability to seek and develop strategic partnerships with third parties to, among other things, fund clinical and development costs for new product offerings; (ix) the performance by our development partners, including Aleva Neurotherapeutics, S.A., of their obligations under their agreements with us; (x) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements or improvements; (xi) our ability to successfully build, attract and maintain an effective commercial infrastructure and qualified sales force in the United States; (xii) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals; (xiii) any product recalls, or the receipt of any warning letters, mandatory corrections or fines from any governmental or regulatory agency; and (xiv) our ability to satisfy the conditions and covenants, including trailing six month revenue milestones, of our Credit Facility.  Please see the section entitled “Risk Factors” in Nuvectra’s Annual Report on Form 10-K and in our other quarterly and periodic filings for a description of these and other risks and uncertainties.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Nuvectra Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS—Unaudited

(in thousands except share and per share data)

	As of
	March 31, 2017	December 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$48,067	$63,710
Trade accounts receivable, net of allowance for doubtful accounts of $53 in fiscal 2017 and $10 in fiscal 2016	4,409	3,177
Inventories	4,021	5,233
Prepaid expenses and other current assets	205	443
Total current assets	56,702	72,563
Property, plant and equipment, net	6,483	6,317
Intangible assets, net	1,642	1,714
Goodwill	38,182	38,182
Other long-term assets	526	526
Total assets	$103,535	$119,302

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,880	$9,928
Accrued liabilities	4,085	3,355
Other accrued compensation	1,891	1,766
Accrued bonuses	714	991
Total current liabilities	12,570	16,040
Other long-term liabilities	1,118	940
Long-term debt, net	13,865	13,744
Total liabilities	27,553	30,724

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 10,342,317 and 10,319,627 shares issued and outstanding in fiscal 2017 and fiscal 2016, respectively	10	10
Additional paid-in capital	122,332	121,806
Accumulated other comprehensive loss	(2)	(2)
Accumulated deficit	(46,358)	(33,236)
Total stockholders’ equity	75,982	88,578

Total liabilities and stockholders’ equity	$103,535	$119,302

Nuvectra Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS — Unaudited

(in thousands except per share data)

	Three Months Ended
	March 31, 2017	April 1, 2016
Sales:
Product	$4,588	$1,551
Service	452	511
Total sales	5,040	2,062
Cost of sales:
Product	2,101	801
Service	310	254
Total cost of sales	2,411	1,055
Gross profit	2,629	1,007
Operating expenses:
Selling, general and administrative expenses	10,805	4,085
Research, development and engineering costs, net	4,373	3,536
Other operating expenses	—	469
Total operating expenses	15,178	8,090
Operating loss	(12,549)	(7,083)
Interest expense, net	370	59
Other expense, net	203	—
Loss before provision for income taxes	(13,122)	(7,142)
Provision for income taxes	—	—
Net loss	$(13,122)	$(7,142)

Other comprehensive loss:
Unrealized holding loss on investments arising during period	—	—
Other comprehensive loss	—	—
Comprehensive loss	$(13,122)	$(7,142)

Basic and diluted net loss per share	$(1.27)	$(0.70)
Basic and diluted weighted average shares outstanding	10,335	10,258